DENTSPLY International
World Headquarters
Susquehanna Commerce Center
221 West Philadelphia Street
York, PA 17405-0872
(717) 849-4273
Fax (717) 849-4760

NEWS

For Further

Information

Contact:

William R. Jellison	FOR IMMEDIATE RELEASE

Senior Vice President and

Chief Financial Officer

(717) 849-4243

DENTSPLY International Inc.

Reports Record Second Quarter 2008 Sales and Earnings

•  Sales Increase 17.2%

                 • Diluted EPS Increases by 23.8%

                                  • Full Year Diluted EPS Guidance Increased

York, PA – July 29, 2008 -- DENTSPLY International Inc. (NASDAQ–XRAY) today announced record sales and earnings for the three months ended June 30, 2008.

FINANCIAL RESULTS

Three Months Ended June 30, 2008

Net sales in the second quarter of 2008 increased 17.2% to $594.8 million compared to $507.4 million reported for the second quarter of 2007. Net sales, without precious metal content, increased 17.3% to $542.3 million in the second quarter of 2008, compared to $462.1 million in 2007, reflecting strong growth in international markets, the strength of international currencies and the benefit of acquisitions completed in 2007. Each of the four business segments experienced double digit total sales growth in the quarter.

Net income for the second quarter of 2008 was $78.6 million, or $0.52 per diluted share, an increase of 23.8% compared to $0.42 per diluted share in the second quarter of 2007. Net income in the second quarter of 2008 included a net of tax interest benefit resulting from the provisions of SFAS 157 "Fair Value Measurements" of $1.1 million, the net of tax impact of restructuring and other costs of $0.9 million, and a net charge for income tax-related adjustments of $1.0 million, which in aggregate reduced earnings per share on a net basis by less than $0.01 per diluted share. The second quarter of 2007 included the net of tax impact of restructuring costs of $2.0 million and a net charge to income tax expense of $0.6 million, which in the aggregate reduced earnings per diluted share by $0.02.

 Net Income on a non-GAAP basis, (excluding an interest benefit from the provisions of SFAS 157, restructuring and other costs, and income tax-related adjustments), was $79.4 million or $0.52 per diluted share in the second quarter of 2008 compared to $68.0 million or $0.44 per diluted share in the second quarter of 2007. This represents an 18.2% increase in earnings per diluted share on an adjusted non-GAAP basis. For a reconciliation of GAAP and non-GAAP measures, see the attached table.

2008 Second Quarter Results & 2008 Full Year Outlook

Bret Wise, Chairman and Chief Executive Officer, stated “We are pleased that the strength of our diversified dental consumable portfolio and our broad global platform have once again allowed us to deliver record sales and earnings performance.  Our businesses are growing rapidly in many international markets allowing us to make expanded investments in research and development, as well as in sales force expansion in markets with high growth potential."

Mr. Wise went on to state, “Our strong year-to-date performance, new product launches, and current business and market assessment provide us with increased confidence in our earnings growth for 2008. We are increasing our full year guidance from the $1.83 - $1.88 earnings per diluted share, provided earlier in the year, to $1.86 - $1.91 per diluted share for the full year 2008."  Guidance for 2008 excludes income tax related adjustments, restructuring and other costs, and the benefit from the provisions of SFAS 157.

ADDITIONAL INFORMATION

A conference call has been scheduled for Wednesday, July 30, 2008 at 8:30 AM Eastern Time. A live broadcast is available through Shareholder.com by accessing DENTSPLY’s website at www.dentsply.com. The Conference ID # is 8304625. If you would like to participate in this call, dial (888) 271-8596 (for domestic calls), and (913) 312-9330 (for international calls). An on-line rebroadcast, as well as a transcript of the call, will be available to the public following the call at the DENTSPLY website: www.dentsply.com. A replay will be available for one week following the conference call at (888) 203-1112 (for domestic calls) and (719) 457-0820 (for international calls), Passcode # 8304625.

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world’s leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental implants, impression materials, orthodontic appliances, dental cutting instruments, infection control products, and dental injectable anesthetics. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors.

These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results. For an additional description of risk factors, please refer to the Company’s Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

NON-GAAP FINANCIAL MEASURES

DENTSPLY believes that the non-GAAP financial information provided in this release may be useful to investors for comparison purposes because the Company has historically provided similar information. The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

 DENTSPLY INTERNATIONAL INC.

CONDENSED STATEMENTS OF INCOME

(IN THOUSANDS EXCEPT PER SHARE DATA)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2008	2007	2008	2007

NET SALES	$ 594,847	$ 507,362	$ 1,155,629	$ 980,226
NET SALES - Ex Precious Metals	542,272	462,108	1,038,521	885,374
COST OF PRODUCTS SOLD	279,361	238,578	554,900	465,164

GROSS PROFIT	315,486	268,784	600,729	515,062
% OF NET SALES	53.0%	53.0%	52.0%	52.5%
% OF NET SALES - Ex Precious Metals	58.2%	58.2%	57.8%	58.2%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	200,867	172,084	384,869	336,161

RESTRUCTURING AND OTHER OPERATING COSTS	1,458	3,207	1,662	4,197

INCOME FROM OPERATIONS	113,161	93,493	214,198	174,704
% OF NET SALES	19.0%	18.4%	18.5%	17.8%
% OF NET SALES - Ex Precious Metals	20.9%	20.2%	20.6%	19.7%
NET INTEREST AND OTHER NON OPERATING (INCOME) EXPENSE	3,216	(2,133)	9,355	(4,388)

PRE-TAX INCOME	109,945	95,626	204,843	179,092

INCOME TAXES	31,297	30,193	58,015	55,187
NET INCOME	$ 78,648	$ 65,433	$ 146,828	$ 123,905
% OF NET SALES	13.2%	12.9%	12.7%	12.6%
% OF NET SALES - Ex Precious Metals	14.5%	14.2%	14.1%	14.0%
EARNINGS PER SHARE
-BASIC	$ 0.53	$ 0.43	$ 0.98	$ 0.82
-DILUTIVE	$ 0.52	$ 0.42	$ 0.96	$ 0.80

DIVIDENDS PER SHARE	$ 0.045	$ 0.040	$ 0.090	$ 0.080

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
-BASIC	148,851	152,000	149,394	152,016
-DILUTIVE	151,970	154,873	152,371	154,723

DENTSPLY INTERNATIONAL INC.

CONDENSED BALANCE SHEETS

(IN THOUSANDS)

	June 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:

CASH AND CASH EQUIVALENTS	$113,454	$169,384
SHORT TERM INVESTMENTS	309,797	146,939
ACCOUNTS AND NOTES RECEIVABLE-TRADE,NET	371,489	307,622
INVENTORIES, NET	282,795	258,032
OTHER CURRENT ASSETS	104,552	100,045
TOTAL CURRENT ASSETS	1,182,087	982,022

PROPERTY, PLANT AND EQUIPMENT, NET	405,603	371,409
IDENTIFIABLE INTANGIBLE ASSETS, NET	76,347	76,167
GOODWILL, NET	1,178,627	1,127,420
OTHER NONCURRENT ASSETS, NET	150,544	118,551

TOTAL ASSETS	$2,993,208	$2,675,569

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES	$325,561	$312,411
LONG-TERM DEBT	576,649	482,063
OTHER LIABILITIES	411,744	304,146
DEFERRED INCOME TAXES	69,727	60,547
TOTAL LIABILITIES	1,383,681	1,159,167

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	337	296
STOCKHOLDERS’ EQUITY	1,609,190	1,516,106

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,993,208	$2,675,569

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metals content basis to the non-GAAP financial measures.

Three Months Ended June 30, 2008

	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$113,161	20.9%

Restructuring Costs	1,458	0.2%

Adjusted Non-GAAP Operating Earnings	$114,619	21.1%

Three Months Ended June 30, 2007
	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$93,493	20.2%

Restructuring Costs	3,207	0.7%

Adjusted Non-GAAP Operating Earnings	$96,700	20.9%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended June 30, 2008

	Income (Expense)	Diluted Per Share

Net Income	$78,648	$0.52

Provisions of SFAS 157, Net of Tax	(1,129)	(0.01)

Restructuring Costs, Net of Tax	905	(0.00)

Income Tax Related Adjustments	1,018	0.01

Adjusted Non-GAAP Earnings	$79,442	$0.52

Three Months Ended June 30, 2007
	Income (Expense)	Diluted Per Share

Net Income	$65,433	$0.42

Restructuring Costs, Net of Tax	2,022	0.01

Income Tax Related Adjustments	588	0.01

Adjusted Non-GAAP Earnings	$68,043	$0.44

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metals content basis to the non-GAAP financial measures.

Six Months Ended June 30, 2008

	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$214,198	20.6%

Restructuring Costs	1,662	0.2%

Adjusted Non-GAAP Operating Earnings	$215,860	20.8%

Six Months Ended June 30, 2007
	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$174,704	19.7%

Restructuring Costs	4,197	0.5%

Adjusted Non-GAAP Operating Earnings	$178,901	20.2%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Six Months Ended June 30, 2008

	Income (Expense)	Diluted Per Share

Net Income	$146,828	$0.96

Provisions of SFAS 157, Net of Tax	(1,129)	(0.01)

Restructuring Costs, Net of Tax	1,034	0.01

Income Tax Related Adjustments	1,655	0.01

Adjusted Non-GAAP Earnings	$148,388	$0.97

Six Months Ended June 30, 2007
	Income (Expense)	Diluted Per Share

Net Income	$123,905	$0.80

Restructuring Costs, Net of Tax	2,678	0.02

Income Tax Related Adjustments	356	0.00

Adjusted Non-GAAP Earnings	$126,939	$0.82